Exhibit 10.5

THIRD AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT

Dated as of July 19, 2016
among
PINNACLE FOODS FINANCE LLC,
as the Borrower,

and
BARCLAYS BANK PLC,
as Administrative Agent,

This Third Amendment (this “Amendment”) dated as of July 19, 2016, to the Second Amended and Restated Credit Agreement, dated as of April 29, 2013 (as amended by the First Amendment to the Second Amended and Restated Credit Agreement, dated as of October 1, 2013, the Second Amendment to the Second Amended and Restated Credit Agreement, dated as of January 15, 2016 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) among, inter alios, Pinnacle Foods Finance LLC, a Delaware limited liability company (the “Borrower”), Peak Finance Holdings LLC, a Delaware limited liability company (“Holdings”), and Barclays Bank PLC, as Administrative Agent (the “Administrative Agent”), is made pursuant to Section 10.01 of the Credit Agreement. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.
RECITALS
WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Administrative Agent is permitted to, with the consent of the Borrower, amend the Credit Agreement to cure ambiguities and defects without any further action or consent of any other Lender; and
WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Borrower, each Guarantor party to the Guarantor Consent (as defined below), and the Administrative Agent agree, subject to the limitations and conditions set forth herein, to amend the Credit Agreement, in each case, as more fully described herein (the Credit Agreement as amended hereby, the “Amended Credit Agreement”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment to the Credit Agreement. As of the Third Amendment Effective Date (defined below), and subject to the satisfaction of the conditions set forth in Section 2 below hereof, the Credit Agreement is hereby amended by amending and restating Section 2.17(c) in its entirety to read as follows:

“(c) Each issuance of Indebtedness under Section 2.17(a) shall be in an aggregate principal amount that is not less than $10,000,000 and either (x) an integral multiple of $1,000,000 in excess thereof or (y) the entire principal amount then outstanding of the Class of Loans being refinanced.”

Section 2. Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Third Amendment Effective Date”) on which the Administrative Agent shall have received (i) this Amendment, duly executed by the Borrower and the Administrative Agent and (ii) the Consent, Agreement and Affirmation of Guaranty and Pledge and Security Agreement in the form attached hereto as Exhibit A (the “Guarantor Consent”), duly executed by each of the Guarantors.

Section 3. Reference to and Effect on the Loan Documents.

(a)
On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)	Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)
The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

(d)
The Borrower hereby confirms that the security interests and Liens granted by the Borrower pursuant to the Loan Documents continue to secure the Obligations and that such security interests and Liens remain in full force and effect.

(e)
The Borrower and the other parties hereto acknowledge and agree that, on and after the Third Amendment Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents.

Section 4. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Section 5. Integration, Applicable Law and Waiver of Jury Trial. The provisions of Sections 10.12 (Integration), 10.16 (Governing Law) and 10.17 (Waiver of Right to Trial by Jury) of the Credit Agreement shall apply with like effect to this Amendment. This Amendment is a Loan Document as defined in the Credit Agreement.

Section 6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic method of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic method be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic method.

Section 7. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:                PINNACLE FOODS FINANCE LLC
By: /s/ Craig Steeneck
Name: Craig Steeneck
Title: Executive Vice President and Chief Financial Officer

BARCLAYS BANK PLC,
as Administrative Agent
By: /s/ Christine Aharonian
Name: Christine Aharonian
Title: Vice President